                                                                    Exhibit 99.1


                           __________________________________

                                  Financial Statements
                        Required by Form 11-K in accordance with
                            Rule 15d-21 under the Securities
                                   Exchange Act of 1934
                         ____________________________________


                      For the Fiscal Year Ended December 31, 1995
                                          of
                            The Zenith Investment Partnership
                                       401(k) Plan


                             ZENITH NATIONAL INSURANCE CORP.

                  The principal executive offices of Zenith National Insurance Corp. are located at 21255 Califa Street, Woodland Hills, California 91367-5021.

ITEM 1.        NOT APPLICABLE

ITEM 2.        NOT APPLICABLE

ITEM 3.        NOT APPLICABLE

ITEM 4.        FINANCIAL STATEMENTS AND SCHEDULES
               PREPARTED IN ACCORDANCE WITH THE FINANCIAL
               REPORTING REQUIREMENTS OF ERISA

                                                            Page
                                                            ----
               Report of Independent Accountants              2

               Statements of Net Assets Available for
               Benefits As Of December 31, 1995
               and 1994                                       3

               Statements Of Changes In Net Assets
               Available For Benefits For The Years
               Ended December 31, 1995 and 1994               4

               Notes To Financial Statements                  5

               Supplemental Schedules:

               Item 27a- Schedule of Assets Held For
               Investment Purposes As Of December 31, 1995   13

               Item 27d- Schedule of Reportable
               Transactions For The Year
               Ended December 31, 1995                       14

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Zenith National Insurance Corp.
                                   -------------------------------
                                             (Registrant)



Date:  June 28, 1996               By:   Fredricka Taubitz
     ---------------                   ---------------------------
                                             (Signature)

                                     Fredricka Taubitz
                                     Executive Vice President
                                      & Chief Financial Officer

                       THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                     ___________________



                           REPORT ON AUDITED FINANCIAL STATEMENTS
                                 AND SUPPLEMENTAL SCHEDULES

                       FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                     ___________________

                       THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               INDEX OF FINANCIAL STATEMENTS
                                 AND SUPPLEMENTAL SCHEDULES

                                       _____________


                                                            Page
                                                            ----
Report of Independent Accountants                             2


Financial Statements:

     Statements of Net Assets Available for Benefits
       as of December 31, 1995 and 1994                       3

     Statements of Changes in Net Assets Available for
       Benefits for the years ended December 31, 1995
       and 1994                                               4

     Notes to Financial Statements                            5


Supplemental Schedules:

     Item 27a - Schedule of Assets Held for Investment
       Purposes as of December 31, 1995                      13

     Item 27d - Schedule of Reportable Transactions
       for the year ended December 31, 1995                  14

                           REPORT OF INDEPENDENT ACCOUNTANTS
                                    ______________

To the Administrative Committee of
The Zenith Investment Partnership
  401(k) Plan

We have audited the accompanying statements of net assets available for benefits of The Zenith Investment Partnership 401(k) Plan (the "Plan") as of December 31, 1995 and 1994 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Zenith Investment Partnership 401(k) Plan as of December 31, 1995 and 1994 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of the Plan, listed in the index on page 1, are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.



Los Angeles, California
June 12, 1996

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1995 AND 1994
                                  ____________________



Assets:                                             1995              1994
                                                    ----              ----
Investments:

   Zenith National Insurance Corp.
   Common stock at fair value (339,644
   shares, $6,762,363 cost for 1995
   and 330,908 shares, $6,609,792 cost
   for 1994.)                                   $ 7,259,891       $ 7,528,157

   Short-Term Investment Fund                    10,593,944         7,816,842

   Invested cash                                    274,039            55,997
                                                 ----------       -----------
       Total investments                         18,127,874        15,400,996



Accrued investment income                            51,087            34,976
                                                 ----------       -----------
Net assets available for benefits                $18,178,961      $15,435,972
                                                 ----------       -----------
                                                 ----------       -----------







The accompanying notes are an integral part of these financial statements.

                   THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

            STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                   FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                __________________


Additions:                                         1995               1994
                                                   ----               ----
 Contributions:
     Employer                                   $   782,497       $   707,921
     Participants                                 3,134,376         2,689,340
                                                -----------       -----------
     Total contributions                          3,916,873         3,397,261
                                                -----------       -----------
 Rollovers from other plans                         328,849           137,394
                                                -----------       -----------
 Investment income:


     Dividends
     Zenith National Insurance
      Corp. Common Stock                            334,621           322,909

          Short Term Investment Fund                543,851           274,056
     Net (depreciation) appreciation
      in fair value of investment in Zenith
      National Insurance Corp. Common Stock        (137,086)           22,100
                                                 ----------        ----------
      Total investment income                       741,386           619,065
                                                 ----------        ----------
          Total additions                         4,987,108         4,153,720
                                                 ----------        ----------
Deductions:

  Withdrawals by participants                     2,244,119         1,211,149
                                                 ----------        ----------

          Net increase                            2,742,989         2,942,571


Net assets available for benefits:

  Beginning of year                              15,435,972        12,493,401
                                                 ----------       -----------
  End of year                                   $18,178,961       $15,435,972
                                                -----------       -----------
                                                -----------       -----------

The accompanying notes are an integral part of these financial statements.

                   THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                   ____________



1.   THE PLAN:

     The following is a general description of The Zenith Investment Partnership 401(k)Plan (the "Plan").

     GENERAL

     The Plan is a qualified stock bonus plan offered to all eligible employees of Zenith National Insurance Corp. ("ZNIC") and its affiliates ("the Company"), who are age twenty-one or older as of the enrollment dates. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("CODE"). All assets of the Plan are held by a trustee ("Trustee") in a trust ("Trust") created by a trust agreement dated as of August 1, 1988 ("Trust Agreement"). At
     December 31, 1995 and December 31, 1994 there were, respectively, 944 and 925 participants in the Plan.

     CONTRIBUTIONS

     Participants may elect to contribute between 1% to 12% of their basic compensation up to a maximum of $9,240 for 1995 and 1994 (Salary Reduction Contributions). The maximum is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's Salary Reduction Contributions and similar contributions under other plans. The Company contributes 33-1/3% of the participant's "matched" contribution amount (matched contributions are defined as the first 6% of each participant's monthly contributions). The Company's contribution is invested exclusively in the common stock of ZNIC ("Company Stock").

     The Salary Reduction Contributions and Company Contributions, made on behalf of each participant, are paid to the Trustee on or immediately after the last day of each month.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                   ________________


1.   THE PLAN, CONTINUED:


     PARTICIPANT ACCOUNTS

     Each participant's account is credited with: (1) the participant's contributions, (2) participant rollover contributions from non-Company plans, (3) the related Company matching contributions, and (4) fund earnings. Allocations of earnings are based on account balance as defined in the Plan Agreement. These accounts are summarized in the accompanying financial statements as net assets available for benefits.

     VESTING

     Each participant has an immediate, fully vested right to receive all Salary Reduction Contributions, all Company matching contributions made prior to January 1, 1991, and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant. All Company matching contributions made after January 1, 1991 are subject to a five year graduated vesting schedule with respect to participants who became employed by the Company on or after April 1, 1988.

     However, irrespective of the vesting schedule, a participant is fully vested upon his death, disability or attainment of age 65.

     FORFEITURES

     Upon termination of service, a participant forfeits any non-vested Company contributions. Such forfeitures are used first to reinstate participant account balances previously forfeited which are subject to reinstatement under the terms of the Plan. Any remaining unused forfeitures are used to reduce current or future years contributions to the Plan by the Company.

     At December 31, 1995, forfeited non-vested accounts totalled $26,316.
     These accounts will be used to reduce future employer contributions. Also, in 1995, employer contributions were reduced by $34,252 from forfeited non-vested accounts.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                    __________________


1.   THE PLAN, CONTINUED:

     WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

     Except in limited circumstances, withdrawals may not be made by a participant while employed by the Company. Hardship withdrawals of a participant's Salary Reduction Contributions are permitted where a participant has an immediate and heavy financial need (as determined under Section 401(k)(2)(B)(IV) of the CODE) and that need cannot be satisfied from other resources of the participant. In addition, participants who are 59-1/2 years old may withdraw their Salary Reduction Contributions and Rollover balances plus applicable earnings under certain restrictions.

     INVESTMENTS


     The Short-Term Investment Fund invests in a no-load diversified open-end management investment company whose objective is maximum current income consistent with liquidity and the maintenance of a portfolio of high quality, short-term "money-market" instruments. All Salary Reduction Contributions and any earnings thereon are invested in the Short-Term Investment Fund.

     The Company's contributions and any earnings thereon are invested in the Company Stock Fund, which invests solely in Company Stock, and are not subject to participant direction until such participant reaches age fifty-five (55).

     PAYMENT OF BENEFITS

     Upon termination of employment, if a distribution is made, a participant
     (1) receives cash with respect to the Short-Term Investment Fund and (2) may elect to receive cash or shares of Company Stock plus cash in lieu of any fractional shares, with respect to the Company Stock Fund. Payments are made after each calendar quarter-end allocation is performed.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                   __________________


1.   THE PLAN, CONTINUED:

     EXPENSES

     Expenses in connection with the purchase or sale of Company Stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the funds held in the Trust unless paid by the Company at its sole discretion. During 1995 and 1994, the Company elected to pay the Trustee's expenses in excess of the interest earned during the year on temporarily invested cash. The total Trustee expenses for 1995 and 1994 were $26,165 and $25,951, of which $3,055 and $4,944 respectively, were offset by income on unallocated cash temporarily invested. The balances of $23,110 and $21,007 were paid by the Company.
     In addition, certain administrative expenses such as accounting, legal and recordkeeping fees, were paid by the Company during 1995 and 1994.

     TERMINATION

     While the Company has not expressed an intent to terminate the Plan, it may do so at any time. Upon such termination, each participant shall be fully (100%) vested in his account balances, determined as of the date of such termination.

     ADMINISTRATION

     The Plan is administered by an Administrative Committee appointed by the Board of Directors of ZNIC.

     The Administrative Committee has responsibility for administration of the Plan, including supervision of the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

     The Trustee is City National Bank, Beverly Hills, California. The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the Plan of such amounts as the Committee shall direct from time to time.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                   __________________


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     INVESTMENTS

     Investments are stated at fair value.

     The value ("net asset value") of a share of the no-load diversified open-end management investment company ("Management Company") in which the Short-Term Investment Fund invests is determined by adding the value of all securities and other assets in the Management Company's portfolio, deducting the Management Company's liabilities and dividing by the number of shares outstanding. The Management Company intends to use its best efforts to maintain a constant net asset value of $1 per share.

     The value of the Company Stock is determined using the December 31, 1995 and 1994 closing price on the New York Stock Exchange.

     Purchases and sales of securities are reflected on a trade date basis (the date when the order to buy or sell is executed). Gains or losses on sales of securities are computed on an average cost basis.

     Dividend income is accrued on the ex-dividend date.
     The net appreciation (depreciation) in the fair value of the Plan's investments disclosed in the Statement of Changes in Net Assets Available For Benefits consists of realized gains or losses and unrealized appreciation (depreciation) on investments.

     CONTRIBUTIONS

     Company and participant contributions are recorded in the period that a participant's payroll deduction is made.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                   _________________


3.   TAX STATUS:

     The Plan was designed to qualify under Sections 401(a) and 401(k) of the Code and for the Trust to be exempt from federal income taxes under Section 501(a) of the Code. The Plan initially received a favorable determination in 1989 from the Internal Revenue Service as to the above. In 1995 the Plan applied for, and received, an updated Determination Letter that the Plan, as amended, continues to be qualified under Sections 401(a) and 401(k) of the Code and that the Trust continues to be exempt from federal income tax under Sections 501(a) of the Code.

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:

     Amounts allocated to withdrawing participants for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid are included in net assets available for plan benefits. For reporting to the Department of Labor, these amounts are reported as a liability on the Form 5500.

     The following is a reconciliation of net assets available for plan benefits as shown in the accompanying financial statements to those shown in the Form 5500 at:

                                               December 31,
                                           1995           1994
                                           ----           ----
     Net assets available for plan
      benefits per the accompanying
      financial statements              $18,178,961   $15,435,972

     Amounts allocated to
      withdrawing participants            1,002,055       342,160
                                        -----------   -----------

     Net assets available for plan
      benefits per the Form 5500        $17,176,906   $15,093,812
                                        -----------   -----------
                                        -----------   -----------

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                     _________________


4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500, CONTINUED:

     The following is a reconciliation of benefits paid to participants as shown in the accompanying financial statements to those shown in the Form 5500 for the years ended:
                                               December 31,
                                           1995           1994
                                           ----           ----
     Benefits paid to participants
      per the accompanying financial
      statements                         $2,244,119    $1,211,149

     Add: Amounts allocated to
          withdrawing participants
          at end of year                  1,002,055       342,160

     Less: Amounts allocated to
           withdrawing participants
           at beginning of year             342,160             -
                                        -----------   -----------
     Benefits paid to participants
       per the Form 5500                 $2,904,014    $1,553,309
                                        -----------   -----------
                                        -----------   -----------

5.   FEDERAL INCOME TAXES APPLICABLE TO PARTICIPANTS:

     The income tax rules affecting Plan participation are complex, subject to interpretation by the Secretary of the Treasury and subject to change. A general summary of the federal tax consequences of participation in the Plan follows. An expanded discussion of tax consequences is available in the prospectus dated June 26, 1988, as amended March 18, 1994 related to the Plan.

     In general, 401(k) Company and Salary Reduction Contributions are not subject to tax when made. In addition, earnings and gains on a participant's account are not subject to tax when credited.

     Generally, distributions from the Plan are subject to tax in the year received from the Plan. However, under certain circumstances, a distribution, or part thereof, may not be taxed if rolled over to an Individual Retirement Account or other qualified plan. If taxable, a distribution may be eligible for special tax treatment under the CODE.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                   _________________

5.   FEDERAL INCOME TAXES APPLICABLE TO PARTICIPANTS, CONTINUED:

     In addition to regular taxes, most distributions received before a participant is age 59-1/2 will be subject to a 10% additional tax. Under limited circumstances, distributions in excess of CODE determined limits will be subject to a 15% excise tax.

6.   RISK AND UNCERTAINTY:

     Approximately 40% of the Plan's net assets available for benefits are held in the Company's stock. Due to the inherent risk associated securities traded in public markets, it is reasonably possible that fluctuations in the Company's stock could have a significant impact on the net assets of the Plan in the near term.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                 ITEM 27a SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  AS OF DECEMBER 31, 1995
                                        ___________


                                                  Current
Description                          Cost          Value
- -----------                          ----         -------
Zenith National Insurance Corp.
  Common Stock, 339,644 shares,
  $1 par value per share *         $6,762,363     $7,259,891


Merrill Lynch Institutional Fund
  10,593,944 shares,
  $1 par value per share           10,593,944     10,593,944


City National Bank Money Market
  Investment Account*
  274,039 shares,
  $1 par value per share              274,039        274,039












*Indicates party in interest for which a statutory exemption exists.

                      THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN
                        ITEM 27d SCHEDULE OF REPORTABLE TRANSACTIONS

                             FOR THE YEAR ENDED DECEMBER 31, 1995

                            ___________________________________________

                                                                        Current value of Asset     Net Gain
Description             Purchase Price  Selling Price      Cost        on Transaction Date         or (Loss)
- -----------             --------------  -------------      ----        -----------------------    ---------
Purchases:

Zenith National
Insurance Corp.
common stock *            $1,132,984                                            $1,132,984
(22 purchases)

Merrill Lynch
Institutional Fund *       3,739,171                                             3,739,171
(26 purchases)

City National Bank
Money Market
Investment Account *       5,173,395                                             5,173,395
(118 purchases)

Sales:

Zenith National
Insurance Corp.
common stock *                              $1,264,164       $980,413            1,264,164         $283,751
(18 sales)

Merrill Lynch
Institutional Fund *                           962,069        962,069              962,069            -0-
(23 sales)

City National Bank
Money Market
Investment Account *                         4,955,353      4,955,353            4,955,353             -0-
(126 sales)


* Party in interest for which a statutory exemption exists.